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                                                              EXHIBIT 99.1

           Andrea Electronics Corporation Completes Acquisition of
                      Lamar Signal Processing, Ltd.


    LONG ISLAND CITY, N.Y., May 6 /PRNewswire/ -- Andrea Electronics Corporation (Amex: AND) announced today that it has completed the acquisition of Lamar Signal Processing, Ltd., an Israeli developer of enabling digital signal processing (DSP) noise cancellation microphone solutions for voice-driven interfaces covering a wide range of audio and acoustic applications. Andrea Electronics acquired all outstanding shares of Lamar in exchange for
1.8 million restricted shares of Andrea Electronics' common stock and $3 million in cash.

    Andrea Electronics believes that products incorporating Lamar's patent-pending Digital Super Directional Array (DSDA(TM)) technology will provide the optimal far-field microphone performance required for widespread growth of applications in the areas of automobile PCs, hand-held devices, audio/video and "whiteboard" teleconferencing, office and home automation systems, cellular phones, camcorders and hearing aids. Andrea Electronics expects that its first far-field DSP/DSDA products for computing applications will be released in the fourth quarter of 1998.

    Commenting on the significance of the acquisition to the Company, Andrea Electronics Co-president John N. Andrea said, "Lamar's expertise in far-field DSP microphone technology broadens Andrea's exposure to consumer electronics and professional audio markets and positions us at the leading edge in the development and commercialization of emerging natural language human-machine interfaces. This acquisition will strongly enhance our existing product lines and, consequently, expand our target markets to include those requiring exceptional microphone performance in the far-field domain."

    In April, Andrea Electronics Corporation announced that it established a wholly-owned subsidiary, Andrea Digital Technologies Inc., in the Utah Valley, to further the Company's leadership position as a microphone technology innovator. Andrea Digital intends to work closely with Lamar Signal Processing, Ltd. to bring Lamar's DSDA(TM) technology, as well as other digital signal processing (DSP) technology to market in the form of products that address next-generation digital needs. As such, Andrea Digital will focus on marketing efforts to customer and distribution channels on the West Coast with the intent to reduce product time to market in these areas.

    Andrea Electronics Corporation designs, develops and manufacturers audio technologies and products for applications incorporating natural language voice interfaces. The Company's patented Active Noise Cancellation (ANC) microphone and Active Noise Reduction (ANR) earphone technologies have been incorporated into the Company's product lines. These product lines include headsets, handsets and microphones, marketed under the Andrea VoiceSolutions(TM), QuietWare(TM) and Andrea Anti-Noise(R) trademarks, that eliminate background noise and ensure voice clarity to enhance the performance of speech-driven computer applications. Applications for the Company's technologies include: speech recognition programs, Internet telephony, video/audio conferencing and interactive gaming. Key OEM and software publisher customers and strategic partners of Andrea Electronics include: Microsoft Corporation, IBM Corporation, Lernout & Hauspie Speech Products, Dragon Systems, NEC, Mpath, Mulitude, IDT Corporation, HyperGraphics and ILINC.

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors that could cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K and in the Company's Annual Report to Stockholders, and in documents subsequently filed by the Company with the Securities and Exchange Commission.

"Andrea Anti-Noise" is a registered trademark, and "Andrea VoiceSolutions" and "Andrea QuietWare" are trademarks of Andrea Electronics Corporation.

"DSDA" is a trademark of Lamar Signal Processing, Ltd.

SOURCE  Andrea Electronics Corporation


CONTACT: Patrick D. Pilch, EVP, or Molly M. Jahncke and Carolynne
O'Grady, Corp. Communications, all of Andrea Electronics
Corporation, 800-442-7787; or Paula Schwartz, General Info, Joel
Herskovitz, Analyst Info, or Judith Sylk-Siegel, Media Info,
212-661-8030, all of The Financial Relations Board

Web Site: http://www.andreaelectronics.com